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                                                                       Exhibit 8

                     [LETTERHEAD OF SCHIFF HARDIN & WAITE]

Lawrence H. Jacobson
(312) 258-5580


                                April 22, 1997



Northern Trust Corporation
50 South LaSalle Street
Chicago, Illinois 60675

     Re:  Northern Trust Corporation and NTC Capital II
          Registration Statement on Form S-3 Filed Pursuant to Rule 462(b)
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Ladies and Gentlemen:

     As special tax counsel to NTC Capital II (the "Trust") and Northern Trust Corporation in connection with the issuance of an additional $20,000,000 of Preferred Securities of the Trust (the "Securities"), and assuming (i) the holder of the Common Securities of the Trust will have "substantial assets" (other than the Common Securities) within the meaning of Treasury Regulations
Section 301.7701-2(d)(2) and (ii) the operative documents for the Securities described in the Prospectus and the Prospectus Supplement contained in the registration statement to which this opinion is filed as an exhibit (the "Registration Statement") will be performed in accordance with the terms described therein, we hereby confirm to you our opinion as set forth under the heading "Certain Federal Income Tax Consequences" in the Prospectus Supplement, subject to the limitations set forth therein.

     Our opinion is based on current provisions of the Internal Revenue Code of 1986, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or facts and circumstances surrounding the offering of the Securities, or any inaccuracy in the statements, facts, assumptions and representations on which we have relied, may affect the continuing validity of the opinions set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention.
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Northern Trust Corporation
April 22, 1997
Page 2

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the heading "Certain Federal Income Tax Consequences" in the prospectus incorporated by reference in the Registration Statement.

                                           Very truly yours,

                                           SCHIFF HARDIN & WAITE



                                           By:  /s/ Lawrence H. Jacobson
                                                -------------------------
                                                    Lawrence H. Jacobson



LHJ/cjk